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                                                                  EXHIBIT 99.1


MAIL.COM CAPITALIZES ON ASIA.COM DOMAIN WITH CREATION OF
LEADING PAN-ASIAN WEB SITE

     -Acquires eLong.com, China's Leading Local Content Provider, to Serve as Cornerstone for the Development of Asia.com

NEW YORK - March 28, 2000 - Mail.com, Inc. (NASDAQ: MAIL - news), today announced the formation of Asia.com, Inc., which is positioned to be a leading pan-Asian network of Web properties to serve the major countries in the region including Greater China, Korea, Thailand and Singapore. The Company also announced that it has acquired eLong.com, Inc. in an all-stock transaction. eLong.com operates the Web site www.elong.com, and is the leading local content provider and one of the most recognized Internet brands in China. eLong.com, which has a 160-person team headquartered in Beijing, China, is serving as the foundation for the development of the Asia.com property. Asia.com will be a majority-owned subsidiary of Mail.com's newly formed Web property incubator and development arm, WORLD.com, the owner of one of the Internet's most valuable portfolios of cyber realty.

The growth of the Internet in Asia is expected to be explosive over the next few years. IDC and Goldman Sachs estimate Internet users in Asia will increase from
14.3 million in 1998 to 50.6 million by the end of this year, and to 202.1 million in 2003. Asia.com will capitalize on this rapid growth by providing a broad range of Internet services to the business-to-business (B2B) and business-to-consumer (B2C) markets in Asia.

Gerald Gorman, Chairman and Chief Executive Officer of Mail.com said, "The formation of Asia.com demonstrates Mail.com's ability to leverage the value of its unique portfolio of over 1000 domain names, which also includes India.com, Europe.com, USA.com, Japan.com, Accountant.com, Doctor.com, Lawyer.com and Engineer.com. Building on Mail.com's category-defining domain names, large user base, messaging technology platform, global business-to-business sales force and reseller channels and strong advertising and e-commerce network, as well as eLong.com's in-depth understanding of the local culture and strong management team, we believe Asia.com will become the leading pan-Asian information resource serving all countries in the region."

eLong.com, which means e-dragon in Chinese, brings to Asia.com a strong management team with an in-depth understanding of the pan-Asian market, a knowledgeable staff of 160 employees in eight offices in China and an Asian portal featuring entertainment, community activities, weather, shopping, sports, business and news. eLong.com's strategy is to use its leading local content to drive traffic to its site, which provides a combination of services to both local businesses and local consumers. Among these services are travel, hotel reservations, coupons, local events calendar and e-commerce. eLong.com currently hosts Web pages for 7,000 businesses throughout China and has provided support for bringing many of these businesses online, including McKinsey China and Samsung China. The company has a technology cooperation relationship with both Oracle and Sun Microsystems.

Asia is one of the most advanced wireless markets in the world and there is a strong trend towards making Internet functionality available in a wide array of devices beyond the PC, including TVs, set-top boxes, wireless handheld personal data assistants (PDA), cell phones and

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consumer appliances. eLong.com is one of the major content partners for
Motorola's wireless access protocol (WAP) and wireless PDA products. Asia.com will leverage Mail.com's scalable messaging infrastructure and technology and eLong.com's content and business relationships to serve the wireless markets throughout Asia.

Gary Millin, CEO of Mail.com's newly formed Web property development subsidiary, WORLD.com, said, "The integration between Internet companies and traditional industry is happening faster in Asia than in the U.S., fueling the rapid pace at which the Internet market is developing in Asia. The Internet's ability to change the dynamics of business infrastructure and to have a dramatic impact on improving people's daily lives means that Internet companies in Asia stand to control much of Asia's future economy. eLong.com is one of the early players in China to identify this trend. With eLong as a strong foundation, the opportunities for Asia.com are unlimited."

eLong.com's CEO and co-founder, Justin Tang, who built the company into the leading local content provider in China and grew it from three to 160 employees, will serve as CEO of Asia.com-China. Commenting on the Asia.com venture, Mr. Tang said, "We are extremely excited about the tremendous opportunities the formation of Asia.com avails. Asia.com will bring incomparable brand name recognition to businesses and consumers across Asia and will serve as a gateway for the world to reach Asia. We are eager to capitalize on the infrastructure eLong has built in China and expand it across the Asian region."

Pursuant to the agreement and plan of merger with eLong.com, Mail.com issued to the former shareholders of eLong.com an aggregate of 3,599,491 shares of Mail.com's Class A common stock. In addition, Mail.com assumed outstanding eLong.com employee options which represent the right to purchase an aggregate of 279,289 shares of Mail.com's Class A common stock. Certain eLong.com shareholders received an approximate 5.9 percent interest in Asia.com, Inc. Mail.com will own an approximate 94.1 percent interest in Asia.com.

In a related news release issued today, Mail.com announced the formation of WORLD.com, which is positioned to be the leading global incubator of premier Internet domain properties, and a wholly owned subsidiary of Mail.com. The Company also announced it has hired an experienced management team to develop and operate its India.com property.


About WORLD.com, Inc.

WORLD.com, Inc. (www.world.com), a subsidiary of Mail.com, Inc. (NASDAQ: MAIL - news), is a leading global incubator of premier domain properties. The Company's strategy is to capitalize on the tremendous value of its cyber realty assets by integrating its extensive portfolio of category-defining domains into a collaborative network of cyber locations throughout the world serving the worldwide business-to-business and business-to-consumer marketplaces. WORLD.com brings to the marketplace category-defining URLs, access to world-class messaging capabilities, a global business-to-business sales force and reseller channels, industry-leading advertising and e-commerce expertise and extensive experience in the global capital markets. Using these resources, WORLD.com is focused on accelerating the development of its Web properties. The first properties being developed are Asia.com and India.com. Other


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properties from its portfolio of over 1,000 domains include Europe.com, USA.com,
Japan.com, London.com, Paris.com, Rome.com, lawyer.com and doctor.com. WORLD.com is headquartered in New York, New York.


About Mail.com

Founded in 1996, Mail.com, Inc. is a one-stop resource for Internet messaging services, providing reliable feature-rich e-mail and Internet fax services to businesses, ISPs and Web sites and direct to consumers through its flagship Web site: http://www.mail.com. Mail.com has a technology infrastructure of IP network facilities in 20 key countries and currently serves more than 12 million e-mailboxes and over 8,500 corporate customers worldwide. Information about Mail.com (NASDAQ: MAIL - news) is available at http://corp.mail.com.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of Mail.com. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Mail.com's reports and documents filed from time to time with the Securities and Exchange Commission.

Contact:

Mail.com, Inc.
Media contact:
Holly Lehr
212/425-4200 x422
hlehr@staff.mail.com
 or Investor contact:
Perlin Koonge
212/425-4200 x417
pkoonge@staff.mail.com


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